Exhibit 1.1

Execution Copy

6,100,000 Shares of Common Stock

par value $0.001

915,000 Over-Allotment Shares

Sangamo BioSciences, Inc.

UNDERWRITING AGREEMENT

September 18, 2013

LAZARD CAPITAL MARKETS LLC

JMP SECURITIES LLC

PIPER JAFFRAY & CO.

As Representatives of the several

Underwriters set forth in Schedule C hereto

     c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Dear Sirs:

1. INTRODUCTION. Sangamo BioSciences, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters (defined below), pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), an aggregate of 6,100,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company (the “Firm Shares”), as set forth in Schedule C hereto. The Company hereby confirms that the underwriters set forth in Schedule C hereto (the “Underwriters”) have acted as the Underwriters in accordance with the terms and conditions hereof. Lazard Capital Markets LLC (“LCM”), JMP Securities LLC (“JMP”) and Piper Jaffray & Co. (“Piper Jaffray”) are acting as the representatives of the Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional 915,000 shares of its Common Stock (the “Additional Shares”) if and to the extent that you, as Underwriters, shall have, severally and not jointly, determined to exercise your right to purchase such shares of Common Stock granted to the Underwriters below and in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Underwriters may exercise their over-allotment purchase right in whole or from time to time in part by giving written notice not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each

Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares purchased by such Underwriter bears to the aggregate number of Firm Shares purchased from the Company by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten (10) business days after the date of such notice. Additional Shares may be purchased hereby solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”).

2. DELIVERY AND PAYMENT. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1 The Company agrees to issue and sell and the Underwriters, severally and not jointly, agree to purchase from the Company an aggregate of 6,100,000 Firm Shares at a purchase price of $9.9452 per share of Common Stock (the “Purchase Price”). The Company has been advised by you that you propose to make a public offering of the Shares (the “Offering”) as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at a price of $10.58 per share.

2.2 Payment of the Purchase Price for, and delivery of, the Firm Shares shall be made at the time and date of closing and delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 11:00 A.M., New York time, on September 23, 2013 (the “Closing Date”) at the office of Morgan, Lewis & Bockius LLP, 2 Palo Alto Square, 3000 El Camino Real, Suite 700, Palo Alto, CA 94306-2122, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representatives may request at least one (1) business day before the Closing Date, to the Representatives, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

2.3 Payment of the Purchase Price for, and delivery of, any Additional Shares shall be made at the Option Closing Date or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, the Company shall deliver the Additional Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

2.4 Prior to either of the Closing Date or the Option Closing Date, the Company shall not, without the prior written consent of the Representatives, solicit or accept offers to purchase shares of the Common Stock or securities convertible into, exchangeable or exercisable for, shares of Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock, or the issuance of shares of Common Stock as a result of vesting of restricted stock units or other equity awards granted under the Company’s equity incentive plans, that are outstanding at the date hereof) otherwise than through the Underwriters in accordance herewith.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters, as of the date hereof, and agrees with the Underwriters that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-179634), which became effective as of April 12, 2012 (the “Effective Date”), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required up to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

(b) As of the Applicable Time (as defined below) and as of the Closing Date and any Option Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date or any Option Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:00 A.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(d) At the most recent Effective Date, at the date of this Agreement and at the Closing Date and any Option Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(f) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents, when considered together with the General Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when considered together with the General Disclosure Package, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) At the Effective Date, and at the date hereof, the Company was not and currently is not an “ineligible issuer” in connection with the Offering pursuant to Rule 405 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 1 and (ii) the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Pricing Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus reviewed and consented to by the Underwriter, or the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(l) No Material Adverse Change. Except as otherwise disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity. (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules filed with the Commission as a part of the Registration Statement and included in any preliminary prospectus, the Prospectus and the General Disclosure Package, are (i) independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included or incorporated by reference in any preliminary prospectus, the General Disclosure Package and the Prospectus present fairly in all material respect the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly in all material respect the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the General Disclosure Package.

(o) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package or the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in its respective jurisdiction of organization and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing or have such power or authority would not constitute, individually or in the aggregate, a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary (excluding Ceregene, Inc.), would not constitute a “significant subsidiary” within the meaning of Rule 102(w) of Regulation S-X.

(q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the General Disclosure Package or upon the exercise of outstanding options described in the General Disclosure Package). The Shares conform in all material respects to the description thereof contained in the General Disclosure

Package and the Prospectus. All of the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for those described in each General Disclosure Package and the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each General Disclosure Package and the Prospectus accurately and fairly reflects the information required to be shown with respect to such plans, arrangements, options and rights.

(r) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on The NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from The NASDAQ Global Select Market, nor has the Company received any notification that the Commission or The NASDAQ Global Select Market is contemplating terminating such registration or listing.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by General Disclosure Package and the Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of each of clauses (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by General Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities laws or blue sky laws.

(t) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(u) Intellectual Property Rights. To the Company’s knowledge with respect to patents, patent applications, trade and service marks, trade and service mark registrations, and trade names only, the Company and its subsidiaries own, possess, or license, and otherwise have legally enforceable rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, and know-how, except with regard to off-the-shelf software provided by third parties, (collectively, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business as now conducted or, to the knowledge of the Company, as proposed in the General Disclosure Package and the Prospectus to be conducted. Except as disclosed in the General Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property Rights that conflict with the Company’s use of such Intellectual Property Rights; (ii) the Company is not aware of any material infringement by third parties of any such Intellectual Property Rights; (iii) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property Rights described in the General Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property Rights; (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, and (viii) to the knowledge of the Company, all pertinent prior art references known to the Company or its counsel during the prosecution of the patents and patent applications comprising the Intellectual Property Rights were disclosed to the relevant patent authority and, to the knowledge of the Company, neither such counsel nor the Company nor any licensor made any misrepresentation to, or concealed any material fact from, the relevant patent authority during such prosecution and the Company, and to the knowledge of the Company, any licensor, has complied with all applicable duty of candor requirements of the relevant patent authority with respect to such patents and patent applications. To the knowledge of the Company, all licenses to which the Company and its subsidiaries is a party relating to the Intellectual Property Rights are valid, subsisting, enforceable, and in good standing and the Company and its subsidiaries has, in all material respects, complied with its respective contractual obligations pursuant to all such licenses relating to the Intellectual Property Rights and has not committed any material breach thereof (declared or undeclared). The Company is not a party to or bound by any options, licenses, or agreements with respect to the intellectual property rights of any other person or entity that are required to be disclosed in General Disclosure Package and the Prospectus and that are not disclosed therein. None of the Intellectual Property Rights used by the Company and its subsidiaries has been obtained by them or is being used by them in violation of any material contractual obligations binding on the Company, its subsidiaries or, to the knowledge of the Company, any of their officers, directors, or employees. Except as required to be set forth in the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries are not obligated to pay a material royalty, grant a license or provide other consideration to any third party in connection with the Intellectual Property Rights and (ii) no third party, including any academic or governmental organization, possess rights to the Intellectual Property Rights owned by the Company.

(v) All Necessary Permits, etc. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for such certificates, authorizations or permits which the failure to obtain would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(w) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 2(n) above (or elsewhere in General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.

(y) Company Not an “Investment Company”. The Company is not, and either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, will not be required to register as an “investment company” within the meaning of Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(aa) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on The NASDAQ Global Select Market in accordance with Regulation M.

(bb) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in General Disclosure Package and the Prospectus which have not been described as required.

(cc) Parties to Lock-Up Agreements. Each of the Company’s directors and officers (as defined under Section 16 of the Exchange Act) and each of the other persons and entities listed in Schedule B has executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit A hereto. If any additional persons shall become directors or officers (as defined under Section 16 of the Exchange Act) of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Underwriter an agreement in the form attached hereto as Exhibit A.

(dd) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ee) S-3 Eligibility. At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Conduct Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority.

(ff) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(hh) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (x) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors of the Company or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ii) Compliance with Environmental Laws. Except as described in the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) the Company has not been advised, and has no reason to believe, that either the Company or any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any binding and enforceable judicial or administrative interpretation thereof, including any binding and enforceable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company has not been advised, and has no reason to believe, that the Company and its subsidiaries do not have all permits, authorizations and approvals required under any applicable Environmental Laws to operate the business of the Company as currently conducted or are not each in compliance with their requirements, (iii) there are no pending or to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) the Company has not been advised, and has no reason to believe, that there are any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials pursuant to any applicable Environmental Laws.

(jj) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (collectively with the regulations and published interpretations thereunder, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) (“Company Benefit Plans”) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) and Section 3(37) of ERISA) or a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA). Furthermore, no Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA or plan subject to Part 3, Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under Sections 4975 or 4980B of the Code. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where such act or failure to act would not, individually or in the aggregate, result in a Material Adverse Change.

(kk) Brokers. Except for the underwriting discounts and commissions payable to the Underwriter as described in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the transactions contemplated by this Agreement.

(ll) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(mm) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change. Except as described in the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries: (A) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug

Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(nn) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(oo) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(pp) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except as disclosed in the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study results, test results, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, since December 31, 2009, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4. Further Agreements of the Company. THE COMPANY AGREES WITH THE UNDERWRITERS:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the Offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that it has not made, and unless it obtains the prior consent of the Representatives, it will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule A hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, and upon the Representatives’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the

General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(f) To the extent not available on the Commission’s EDGAR system or any successor system, to furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) To the extent not available on the Commission’s EDGAR system or any successor system, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its stockholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and after each of the first three (3) fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i) To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j) Upon request, during the period of three (3) years from the date hereof, to the extent not available on the Commission’s EDGAR system or any successor system, to deliver to the Underwriters, as soon as they are available (i) copies of all reports or other communications furnished to stockholders, and (ii) copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

(k) That the Company will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of LCM and Piper Jaffray, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of 100,000 shares of Common Stock pursuant to the Agreement and Plan of Merger, dated August 23, 2013, among the Company and its wholly-owned subsidiary CG Acquisition Sub, Inc., Ceregene, Inc., and a stockholders’ representative of Ceregene, Inc., (iii) the issuance of restricted Common Stock, restricted stock units or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Registration Statement and the Prospectus, (iv) issuances of Common Stock upon the exercise or settlement of options or restricted stock units disclosed as outstanding in Registration Statement and the Prospectus; (v) the issuance by the Company of up to 2,700,000 shares of Common Stock as consideration for strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (v) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection (k); or (vi)

the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction, if any, that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (A) a registration statement on Form S-8 relating to employee benefit plans and (B) any resale registration statement required by any registration rights or similar rights to have any securities registered by the Company under the Securities Act described in the General Disclosure Package during the Lock-Up Period. The Company hereby agrees that (C) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (D) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Underwriter), except that such extension will not apply if, (E) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(l) To the extent not available on EDGAR, to supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(m) Until the Representatives shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(n) Not to take any action prior to the Closing Date, and any Option Closing Date, which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(o) To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(p) To use its best efforts to assist the Underwriters and their counsel with any filings with, and to obtain clearance from, FINRA.

(q) To use its best efforts to list, subject to notice of issuance, effect and maintain the quotation and listing of the Shares on The NASDAQ Global Select Market.

(r) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and any Option Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares and Additional Shares, if any.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Underwriters, upon consummation of the transactions contemplated hereby: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of one counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, and “Blue Sky Memoranda,” provided that the total fees and expenses of counsel to the Underwriters to be paid by the Company under this Section 5(f) shall not exceed $10,000; (g) the cost of preparing and printing stock certificates, if any; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) fees and expenses of counsel to the Underwriters not to exceed $75,000; and (j) all other costs and expenses incident to the Offering or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriters on the Company’s behalf (which will be promptly reimbursed)). Except as specifically provided in Sections 5, 7 and 9, the Underwriter shall pay its own expenses.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS, AND THE SALE OF THE SHARES. The respective obligations of the Underwriters hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date and any Option Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Representatives shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Morgan, Lewis & Bockius LLP shall have furnished to the Representatives such counsel’s written opinion and negative assurances statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, and any Option Closing Date (if such date is other than the Closing Date), in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (A) confirming that such firm is an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (B) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Representatives shall have received a letter (the “Bring-Down Letter”) from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(h) The Company shall have furnished to the Representatives a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and Chief Financial Officer, each in his capacity as an officer of the Company, stating that (i) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change; , (ii) the representations, warranties and covenants of the Company set forth in Section 3 of this Agreement that are not qualified by “materiality” or “Material Adverse Change” are true and correct in all material respect and the representations, warranties and covenants that are so qualified are true and correct in all respects, in each case, with the same force and effect as though expressly made on and as of such Closing Date and (iii) they have examined the Registration Statement, the

Prospectus and the Pricing Prospectus, and, in their opinion, (A) (1) the Registration Statement, as of the time it became effective, (2) the Prospectus, as of its date and at such Closing Date or Option Closing Date, as applicable, and (3) the Pricing Prospectus, as of the Applicable Time, did not and do not contain an untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the date the Registration Statement became effective, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any free writing prospectus that has not been so set forth.

(i) Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or short-term or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth in the General Disclosure Package or as a result of the exercise of securities in connection with any benefit plan or similar plan, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its subsidiaries and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its subsidiaries.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l) The Company shall have filed a Notification: Listing of Additional Shares with the Nasdaq Global Market and shall have received no objection thereto from The NASDAQ Global Select Market.

(m) FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(n) The Representatives shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company listed in Schedule B to this Agreement.

(o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, documents with respect to the good standing of the Company, opinions, certificates (including a Secretary’s Certificate), letters or such other documents as the Representatives shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares, if any, hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, opinions, comfort letters, certificates, letters, documents, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date, and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Underwriter, each of its affiliates and each of its and their respective directors, officers, members, employees, representative and agents (including, without limitation Lazard Frères & Co. LLC, (which will provide services to LCM) and its affiliates, and each of its and their respective directors, officers, members, employees, representative and agents and each person, if any, who controls Lazard Frères & Co. LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,”

and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, settling, compromising or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary

Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 16, and shall reimburse the Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Underwriter under this Section 7(b) exceed the total discount and commission received by such Underwriter in connection with the Offering.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7 (c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commission received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representatives by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 16. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering, less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(i), 6(j), or 6(k) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of out-of-pocket expenses in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of the Underwriters’ counsel and for such other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives on behalf of the Underwriters.

10. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) Each Underwriter’s responsibility to the Company is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether LCM, JMP, Piper Jaffray or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that LCM, JMP, Piper Jaffray and Lazard Frères & Co. LLC and each of their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns. This Agreement shall also inure to the benefit of Lazard Frères & Co. LLC, and each of its successors and assigns, which shall be third party beneficiaries hereof. Notwithstanding the foregoing, the determination as to whether any condition in Section 6 hereof shall have been satisfied, and the waiver of any condition in Section 6 hereof, may be made by the Representatives in their sole discretion, and any such determination or waiver shall be binding on each of the Underwriters and shall not require the consent of any Underwriter. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the several indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution and reimbursement agreements contained in Sections 7 and 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Representatives, shall be delivered or sent by mail, facsimile transmission or email to (i) Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Legal Department, Fax: 212-641-2671, (ii) JMP

Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 885-8985 and (ii) Piper Jaffray & Co. at 800 Nicollet Mall, Minneapolis, MN, 55402-7020, Attention: (a) General Counsel, Fax (612) 303-1068 and (b) Equity Capital Markets Fax (612) 303-1070; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission or email to: Sangamo BioSciences, Inc., Attention: H. Ward Wolff, 501 Canal Boulevard, Suite A100, Richmond, California 94805 Fax: (510) 236-8951; with copies to Morgan, Lewis & Bockius LLP, 2 Palo Alto Square, 3000 El Camino Real, Suite 700, Palo Alto, CA 94306-2122, Attention: Albert Lung, Fax: (650) 843-4001;

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to the Representatives at the addresses set forth above in this Section 13. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the Nasdaq Global Market is open for trading, (b) “knowledge” means the knowledge of the directors and executive officers of the Company after reasonable inquiry and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the Underwriters’ names and titles as set forth on the front cover page; and; and (ii) the statements concerning the Underwriters contained in the first paragraph, in the fourth paragraph concerning the terms of the Offering, concerning the Underwriters and Lazard Frères & Co. LLC in the ninth paragraph and concerning stabilization by the Underwriters in the twelfth and thirteenth paragraphs, in each case under the heading “Underwriting.”

17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

19. RESEARCH ANALYST INDEPENDENCE. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against either Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 19 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

20. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 20 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Signature page immediately follows.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SANGAMO BIOSCIENCES, INC.

By:	/s/ H. Ward Wolff
	Name:	H. Ward Wolff
	Title:	EVP and CFO

Confirmed as of the date first

above mentioned, on behalf of

themselves and the Underwriters

named in Schedule C hereto:

LAZARD CAPITAL MARKETS LLC

By:	/s/ Andy Laszlo
	Name:	Andy Laszlo
	Title:	Managing Director

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B1

List of Directors, Officers subject to Section 4

[1]	Issuer’s counsel to confirm that all directors and officers are represented

SCHEDULE C

EXHIBIT A